                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                        NOTICE OF ANNUAL GENERAL MEETING
                          TO BE HELD ON JUNE 15, 2001

                                                                  April   , 2001

TO OUR SHAREHOLDERS:

     The 2001 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m., local time, on Friday, June 15, 2001 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

          To consider and approve amendments to the Company's Bye-Laws that alter the number of directors to be elected or appointed from a fixed number of seven to a number determined by the Board of Directors between a minimum number of two and a maximum number of seven and to authorize the shareholders to permit the Board to fill vacancies remaining after an annual general meeting, and to act on the amended Bye-Laws by authorizing the Board of Directors to fill any vacancy in their number following the annual general meeting;

          To elect six directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

          To act on a proposal to appoint Arthur Andersen as the Company's independent accountants to serve until the Company's next Annual General Meeting and to authorize the Audit Committee of the Company to set the compensation of such independent accountants; and

          To transact such other further business, if any, as lawfully may be brought before the meeting.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 4, 2001 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          Dennis J. Higginbottom
                                          Vice President & Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                                                                  April   , 2001

                                PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 15, 2001

             GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 2001 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m., local time, on Friday June 15, 2001 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company ("Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about April 30, 2001. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the transfer books of the Company, as of the close of business on April 4, 2001 will be entitled to vote at the Annual General Meeting. As of March 31, 2001 there were outstanding 25,063,072 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-Laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether
(i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code (the "Code") or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder's voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the

Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to approve amendments to the Company's Bye-Law 11. Election of Directors. See "Approval of Amendment to Bye-Law 11. Election of Directors; Authorization to Fill Vacancy Following the Annual General Meeting". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the amendment to the Company's Bye-Law 11. Election of Directors and authorization of the Board to fill vacancies thereunder. The approval of such amendments and the granting of authority to the Board to fill vacancies thereunder requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     In addition, shareholders will be asked to elect the six director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee. The Common Shares are entitled to vote cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of directors to be elected, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     At the Annual General Meeting, shareholders also will be asked to approve the appointment of Arthur Andersen as the Company's independent accountants for the fiscal year ending December 31, 2001. See "Appointment of Independent Accountants". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of Arthur Andersen to serve in such capacity. The appointment of Arthur Andersen requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote by a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.

     Other than the approval of the minutes of the 2000 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxies named on the enclosed proxy card will vote proxies on such matters in their discretion.

          APPROVAL OF AMENDMENTS TO BYE-LAW 11. ELECTION OF DIRECTORS;
         APPROVAL TO FILL VACANCY FOLLOWING THE ANNUAL GENERAL MEETING
                             (ITEM A ON PROXY CARD)

     The Company's Bye-Laws were approved by the shareholders at the Annual General Meeting on February 15, 1996. Bye-Law 11. Election of Directors fixes the number of directors at seven, specifies their term of office and prescribes the method of cumulative voting to be used for candidates for election nominated by the Board. Your Board of Directors believes that this Bye-Law should be amended to allow the Board discretion to determine the number of directors for election at the Annual General Meeting based on the Board's assessment of the need and availability of suitable candidates for positions on the Board and to give the shareholders the opportunity to grant your Board of Directors the discretion to fill any vacancies in that number if suitable candidates have not been located at the time of the Annual General Meeting. The Board also requests that the shareholders grant authority to fill vacancies remaining following the Annual General Meeting this year.

     The need for these proposed amendments to the Bye-Laws and the grant of authority to fill vacancies thereunder became evident this year following the occurrence of two vacancies on your Board of Directors. The first occurred in May 2000 when your Board of Directors learned of the untimely death of their colleague, John Schmidt, who was lost at sea while sailing his yacht. Jim Bryce was nominated by the Board to fill this vacancy in June 2000 and was elected by you at last year's meeting. In July 2000, John Dowling announced that he would resign his position as President and Chief Executive Officer and his position on the Board in order to pursue an early retirement. To date, this vacancy has not been filled, although your Board of Directors has searched for replacements who will be suitable for the Board. Accordingly, the Board seeks the authority to set the number of directors and to continue to seek a suitable candidate for any vacant seats following the Annual General Meeting.

     The first proposed amendment, reflected in Paragraph (A) of the first resolution below, would change the composition of the Board from a fixed number of seven directors to a number of directors to be determined by the Board which would be between a minimum of two and a maximum of seven. The Board has resolved that, if this amendment passes, the number of directors shall remain at seven for the ensuing year.

     The second proposed amendment, reflected in Paragraph (B) of the first resolution below, is intended to empower the shareholders to grant to your Board of Directors the authority to fill any vacancies remaining in their number following an annual general meeting. The Bye-Laws as they currently stand authorize the Board to fill casual vacancies, but does not clearly grant to anyone the authority to fill a vacancy remaining following an annual general meeting. The proposed amendment grants to the shareholders the power to grant to the Board the authority to fill such a vacancy.

     The third proposed amendment, reflected in Paragraph (C) of the first resolution below, is intended to adjust the cumulative voting formula provided in the Bye-Laws to allow for the possibility of less than seven directors standing for election at an annual general meeting. Subject to certain adjustments affecting shareholders holding Controlled Shares (See: "GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES"), the number of votes entitled to be cast in the election of directors now stands as the product of (x) the number of Common Shares and (y) seven. The third proposed amendment would change the "(y)" element of the calculation from seven to the number of directors standing for election.

     In addition to the proposed amendments, the Board seeks authority from the shareholders to fill any vacancies remaining in their number following the Annual General Meeting. This will allow the Board to continue its search for a suitable candidate and to place that person on the Board once located. If all directors nominated for election in this proxy statement are elected, one vacancy will continue to remain on your Board of Directors. The second resolution set forth below grants this authority to the Board.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTIONS TO AMEND THE COMPANY'S BYE-LAW 11 AND TO GRANT THE BOARD AUTHORITY TO FILL VACANCIES THEREUNDER.

RESOLVED, that the following amendments to the Company's Bye-laws be approved:

(A) Paragraph (1) of Bye-Law 11 of the Bye-Laws of the Company shall be amended by inserting in the first sentence the words "not less than two (2) Directors or such number in excess thereof as the Board may from time to time determine up to a maximum of" after the words "The Board shall consist of";

(B) Paragraph (1) of Bye-Law 11 of the Bye-Laws of the Company shall be further amended by inserting immediately before the period at the end of the first sentence the words ", and any general meeting may authorize the Board to fill any vacancy in their number left unfilled at a general meeting"; and

(C) Paragraph (2) of Bye-Law 11 of the Bye-Laws of the Company shall be amended by inserting the words "the number of persons standing for election as Directors at the general meeting" after the words "and (y)" in the second sentence, and deleting the words "seven (7)".

RESOLVED, FURTHER, that the vacancy on the Board for one substantive director be filled at a later date at the discretion of the Board.

                             ELECTION OF DIRECTORS
                             (ITEM B ON PROXY CARD)

     Six nominees are presented for election at the Annual General Meeting to hold office on your Board of Directors until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board of Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee is set out below.

     JOSEPH C.H. JOHNSON (age 63) has been Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, IPCRe Limited ("IPCRe" and, together with the Company, "IPC"), since its inception and has been President and Chief Executive Officer of American International Company Limited ("AICL") in Bermuda since 1978. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG.

     JAMES P. BRYCE (age 52) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception to July 2000. From July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

     RUSSELL S. FISHER (age 53) has been a director of the Company and IPCRe since June 1998. Mr. Fisher has been a Senior Vice President and Manager, Treaty Underwriting of General Reinsurance Corporation ("General Re") since 1985, having previously held other positions with General Re since 1977.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 69) has been a director of the Company and IPCRe since February 1996. Dr. James has been Chairman, Government Employees Health Insurance Committee, since 1990 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 64) has been a director of the Company and IPCRe since February 1996 and has been a consultant with the law firm of Conyers, Dill & Pearman from 1994 to 2000, when he retired from that position. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     ANTHONY MACLEOD PILLING (age 62) has been a director of the Company and IPCRe since June 1998. Mr. Pilling has been President of One North (Bermuda) Ltd, which provides management and advisory services to companies and individuals, since 1991. From 1972-1991, Mr. Pilling practiced law with firms in Toronto, Calgary, and Vancouver, Canada.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     As noted above, members of the Board were saddened to learn of the untimely death of John Schmidt on May 29, 2000. Mr. Schmidt served as a director of the Company and IPCRe in 1993, from July 1994 to July 1995 and from February 1996 to May 2000. During 2000 until his death, he served as a member of the Audit Committee and as Chairman of the Investment Committee and Stock Option and Stock Purchase Committee. James P. Bryce was appointed to fill the vacancy on the Board and, having been nominated by the Board, was elected by the Shareholders at the 2000 Annual General Meeting. From July 2000, Mr. Schmidt was replaced as a member the Audit and Investment Committees by Mr. Mutch and as a member of the Stock Option and Stock Purchase Committee by Mr. Pilling.

     Having elected to take early retirement, John Dowling resigned from the Board and from his position as President and Chief Executive Officer on July 25, 2000. During 2000 until his retirement, Mr. Dowling served as a member of the Executive Committee. From July 2000, Mr. Dowling was replaced as a member of the Executive Committee by Mr. Bryce.

     During the year ended December 31, 2000, there were four meetings of your Board of Directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of Directors of which they were a member.

     Your Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Stock Option and Stock Purchase Committee.

     AUDIT COMMITTEE. During 2000, the Audit Committee consisted of Messrs. Mutch, Johnson, Fisher and Pilling. The Audit Committee is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held four meetings during the year ended December 31, 2000.

     COMPENSATION COMMITTEE. During 2000, the Compensation Committee consisted of Messrs. Johnson, James and Mutch. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors other than those programs that are within the province of the Stock Option and Stock Purchase Committee. The Compensation Committee held one meeting during the year ended December 31, 2000.

     EXECUTIVE COMMITTEE. During 2000, the Executive Committee consisted of Messrs. Johnson, Bryce and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held eleven meetings during the year ended December 31, 2000.

     INVESTMENT COMMITTEE. During 2000, the Investment Committee consisted of Messrs. Johnson, Pilling and Mutch. The Investment Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 2000.

     STOCK OPTION AND STOCK PURCHASE COMMITTEE. During 2000, the Stock Option and Stock Purchase Committee consisted of Messrs. James, Mutch and Pilling. The Stock Option and Stock Purchase Committee administers and grants awards under any stock option plans and incentive compensation plans of the Company. The Stock Option and Stock Purchase Committee held one meeting during the year ended December 31, 2000.

DIRECTOR COMPENSATION

     During the year ended December 31, 2000, the Company compensated directors (other than Mr. Fisher and any director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board of Directors or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $500 per meeting, attended by such director. Fees otherwise payable to Mr. Fisher were paid to General Re for Mr. Fisher's services as a director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors in 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of IPC. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement has been previously filed with the Securities and Exchange Commission (the "Commission") and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, a copy of which will be provided upon request. See "Additional Information."

OVERVIEW

     IPC commenced operations in July 1993 through the sponsorship of AIG, a holding company incorporated in Delaware which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company (the "AIG Option"). Since IPC's formation, subsidiaries of AIG have provided administrative, investment management and custodial services to IPC, and certain of IPC's officers are also officers of subsidiaries and affiliates of AIG. In addition, the Chairman of your Board of Directors is an officer and director of several AIG affiliates and subsidiaries. AIG has informed the Company that AIG presently intends to continue its share ownership in the Company for the foreseeable future. For a description of AIG's direct Common Share ownership and of the AIG Option, see "Beneficial Ownership of Common Shares".

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. IPC's day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. Fees payable for such administrative services totaled $2.3 million for the year ended December 31, 2000. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors. Mr. Johnson is President and Chief Executive Officer of AICL.

     IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe, is party to an agreement with AIG Insurance Management Services (Europe) Limited ("AIMS"), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $30,000 per annum.

     INVESTMENT ADVISORY SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment advisory services to IPC. AIGIC manages IPC's entire investment portfolio, subject to IPC's investment guidelines, pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The advisory fee totaled $1.2 million for the year ended December 31, 2000. The performance of AIGIC under the Investment Advisory Agreement is reviewed periodically by your Board of Directors. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Limited, an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to IPC pursuant to a custodial agreement (the "Custodial Agreement"). Fees incurred under the Custodial Agreement were $379,000 for the year ended December 31, 2000.

REGISTRATION RIGHTS

     Pursuant to an agreement executed prior to the closing of the Company's initial public offering in March 1996 (the "Offering"), the Company agreed to provide certain original shareholders and AIG as holder of the AIG Option with registration rights for Common Shares held by them and certain of their affiliates at the time of the Offering and not sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") (or obtainable pursuant to the AIG Option). Under this agreement, AIG has the right to require the Company, on two occasions, to register Common Shares, including shares obtainable through the AIG Option, under the Securities Act for sale in the public market, in an underwritten offering, in block trades from time to time or otherwise; provided, however, that the total number of Common Shares requested to be registered pursuant to any such demand must equal or exceed 2,500,000 and any other Rightholder (including General Re Corporation) will have the right to participate in such registration on a second-priority basis subject to a customary underwriter's reduction. The Company may include other Common Shares in any such demand registration on a third-priority basis subject to a customary underwriter's reduction. If the Company proposes to file a registration statement covering Common Shares at any time, each of certain remaining original shareholders will have one right to include Common Shares held by it (or obtainable pursuant to the AIG Option) in the registration, in each case on a first-priority basis with any shareholders and on a second-priority basis with the Company, pro-rata according to the relevant respective holdings and subject to a customary underwriter's reduction. The Company has agreed to indemnify each of certain remaining original shareholders in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registrations. The agreement terminates on June 29, 2003.

TRANSACTIONS IN ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     IPC has assumed premiums from, and paid brokerage fees to, companies affiliated with shareholders of the Company. Premiums assumed from subsidiaries of AIG and of General Re Corporation were approximately $8.6 million and $1.4 million, respectively, for the year ended December 31, 2000. Premiums ceded to a subsidiary of AIG during the same period were $483,000. In addition, during the same period, the Company paid brokerage fees and commissions to Herbert Clough, Inc. of approximately $531,000. Herbert Clough is a wholly-owned subsidiary of General Re Corporation (which beneficially owned 1,250,000 Common Shares during the year ended December 31, 2000). All brokerage transactions are entered into on an arm's-length basis.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of April 4, 2001 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each nominee for director, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                               BENEFICIAL OWNERSHIP(1)
                                                               ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                           ----------      --------
American International Group, Inc. .........................   6,100,000(2)     24.4%
  70 Pine Street
  New York, New York 10270
FMR Corp. ..................................................   2,503,000(3)      9.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Wellington Management Company, LLP..........................   2,057,900(4)      8.2%
  75 State Street
  Boston, Massachusetts 02109
Vanguard/Windsor Fund, Inc. ................................   2,006,000(5)      8.0%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482-2600
Perkins, Wolf, McDonnell & Company..........................   1,911,785(6)      7.6%
  53 W. Jackson Blvd.,
  Suite 722
  Chicago, Illinois 60604
Berger Small Cap Value Fund.................................   1,761,940(7)      7.0%
  210 University Blvd., Suite 900
  Denver, Colorado 80206
I.G. Investment Management Ltd. ............................   1,298,100(8)      5.2%
  One Canada Centre
  447 Portage Avenue
  Winnipeg, Manitoba R3C 3B6 Canada
James P. Bryce..............................................      48,267(9)         *
Joseph C.H. Johnson.........................................          --            *
Russell S. Fisher...........................................          --(10)        *
Dr. the Honourable Clarence Eldridge James..................          --            *
Frank Mutch.................................................       1,000            *
Anthony MacLeod Pilling.....................................          --            *
Peter J.A. Cozens...........................................      29,586(11)        *
Dennis J. Higginbottom......................................      14,261(12)        *
John R. Weale...............................................      12,662(13)        *
Stephen F. Fallon...........................................       9,562(14)        *
All directors and executive officers as a group.............     136,988            *

---------------
* Less than 1% of the outstanding Common Shares

(1) In accordance with the rules of the Securities and Exchange Commission, a person is deemed to have "beneficial ownership" of Common Shares which such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person.

(2) Reflects information reported in Amendment No. 2 to a Schedule 13D, dated June 4, 1996, and excludes Common Shares subject to the AIG Option. The AIG Option entitles AIG to purchase up to

     2,775,000 Common Shares at an exercise price of $12.7746 per share. The option is exercisable once in whole or in part only on the earlier of (A) on or about June 29, 2003 (as provided in the next sentence), or any of June 29, 2001, December 29, 2001, June 29, 2002 or December 29, 2002;
     provided, however, that the option is exercisable on any such date only if the book value per share on such date is at least 175% of the exercise price per share on such date; or (B)(i) a subsequent registration of Common Shares under the Securities Act in connection with a primary or secondary distribution (other than at the sole request of AIG) or (ii) an amalgamation or merger of the Company (in which the Company is not the surviving entity) or the sale, transfer or lease of substantially all the assets of the Company (other than in connection with a re-incorporation). In the event the AIG Option is exercised pursuant to clause (A) of the preceding sentence and the closing of the resale of the Common Shares to be delivered upon exercise thereof (pursuant to a registration statement prepared in accordance with the Registration Rights Agreement described above) is not effected precisely on the applicable date specified in (A) above, exercise of the AIG Option shall be effective only immediately prior to, and contingent upon, the closing of the public offering to which the requested registration relates. If notice of exercise is not made on or prior to June 29, 2003, the option expires. The option has customary antidilution provisions. AIG has agreed with the Company that it will dispose of any shares obtained pursuant to exercise of the AIG Option that results in AIG becoming a "United States 25% Shareholder" within 29 days of exercise of the AIG Option. The AIG Option provides that it may be transferred by AIG (i) in the event of an amalgamation of the Company with or merger of the Company into another person, or a sale, transfer or lease of all or substantially all the assets of the Company to another person, provided, that such transfer is to a person which is a shareholder, partner or other affiliated person of the person entering into such transaction with the Company or (ii) at any time on or after March 13, 1998 to up to three institutional investors, subject to certain conditions set forth therein. Any Common Shares obtained by AIG pursuant to exercise of the AIG Option would be subject (like other Common Shares held by AIG) to reduction of voting power as described under the caption "General Information; Voting and Revocation of Proxies". Mr. Johnson, the Chairman of the Board of Directors of the Company and IPCRe, is the President and Chief Executive Officer of AICL and an officer and director of various other AIG subsidiaries and affiliates.

(3) Reflects information reported in a Schedule 13G filing dated February 11, 2000.

(4) Reflects information reported in a Schedule 13G filing dated February 14, 2001. Wellington Management Company LLP is an investment adviser; one of its clients is Vanguard/Windsor Fund, Inc.

(5) Reflects information reported in a Schedule 13G filing dated February 13, 2001.

(6) Reflects information reported in a Schedule 13G filing dated April 6, 2001. Perkins, Wolf, McDonnell & Company is an investment adviser; one of its clients is Berger Small Cap Value Fund.

(7) Reflects information reported in a Schedule 13G filing dated February 14, 2001.

(8) Reflects information reported in a Schedule 13F filing dated February 15, 2001.

(9) Includes 100 Common Shares that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership, and 31,344 Common Shares issuable upon the exercise of options.

(10) Mr. Fisher is a Senior Vice President of General Re. The parent of General Re, General Re Corporation, owns 1,250,000 Common Shares (5.0%).

(11) Includes 20,155 Common Shares issuable upon the exercise of options.

(12) Includes 12,281 Common Shares issuable upon the exercise of options.

(13) Includes 9,312 Common Shares issuable upon the exercise of options.

(14) Includes 9,062 Common Shares issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board of Directors. The name, age, principal occupation and certain other information regarding the executive officers of the Company and IPCRe as of December 31, 2000 were as follows:

     JOHN P. DOWLING (age 56) was President and Chief Executive Officer of the Company and IPCRe from February 1994 to July 2000 and a Director of the Company and IPCRe from February 15, 1996 to July 2000. From December 1990 to February 1994, Mr. Dowling was a Director of Eagle Star Insurance Co. Ltd. Mr. Dowling elected to take early retirement with effect from July 31, 2000.

     JAMES P. BRYCE (age 52) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a Director of AIG Reinsurance Services Limited (Hong Kong).

     PETER J.A. COZENS (age 53) has been Vice President -- Underwriting of IPCRe since March 1995. From June 1993 to March 1995 Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D'Ambrumenil Syndicate at Lloyd's, where his responsibilities were those of Deputy Treaty Underwriter.

     STEPHEN F. FALLON (age 44) has been Vice President -- Underwriting of IPCRe since October 1997. From June 1996 through October 1997 Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996 Mr. Fallon was a Senior Vice President and Director of Christiana General Insurance Corporation of New York.

     DENNIS J. HIGGINBOTTOM (age 52) was appointed Vice President and Secretary of the Company and IPCRe in December 1995. From October 1983 to December 1990, Mr. Higginbottom was Vice President and Director of AICL, and from December 1990 to December 1995, Mr. Higginbottom was Senior Vice President and Director of AICL.

     JOHN R. WEALE (age 42) was appointed Vice President and Chief Financial Officer of the Company and IPCRe in July 1996. Prior to joining IPCRe, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the year ended December 31, 2000 by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Unless otherwise indicated, positions listed in the table set forth below are held with both the Company and IPCRe.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION                              AWARDS
                                   ------------------------------------------------    ----------------------------
                                                                                        SECURITIES
                                                                     OTHER ANNUAL       UNDERLYING      ALL OTHER
                                   FISCAL    SALARY     BONUS(1)    COMPENSATION(2)      OPTIONS       COMPENSATION
NAMES AND PRINCIPAL POSITION        YEAR        $          $               $                #               $
----------------------------       ------    -------    --------    ---------------    ------------    ------------
John P. Dowling (3)                 2000     266,667         --          57,327           20,000          10,417(4)
Former President & Chief            1999     475,000    150,000         103,453           13,000          23,750(4)
Executive Officer                   1998     425,000    300,000          79,096           12,000          21,250(4)

James P. Bryce                      2000     318,000    150,000         131,781           20,000          15,900(5)
President & Chief                   1999     274,800     95,000         137,682           11,000          13,740(5)
Executive Officer                   1998     256,800    190,000         142,093           10,000          12,840(5)

Peter J.A. Cozens                   2000     210,500    100,000         136,582           10,000               0
Vice President --                   1999     202,300     70,000         121,894            6,875               0
Underwriting of IPCRe               1998     190,800    140,000         143,057            6,250               0

Stephen F. Fallon(5)                2000     180,000    100,000         138,803           17,000           9,000(4)
Vice President --                   1999     171,500     60,000         123,477            4,000           8,575(4)
Underwriting of IPCRe               1998     160,000    120,000         115,263            3,750           9,200(4)

John R. Weale                       2000     132,000     60,000         105,676            6,000           6,600(4)
Vice President & Chief              1999     124,480     32,000          94,447            4,000           6,224(4)
Financial Officer                   1998     114,480     64,000          67,348            3,750           5,724(4)

Dennis J. Higginbottom              2000     142,000     40,000         148,588            6,000               0
Vice President & Secretary          1999     136,800     35,000         104,245            4,000               0
                                    1998     128,400     70,000          56,774            3,750               0

---------------

(1) 50% of the amount shown is deferred and vests at a rate of 25% on December 31st of each of the first through fourth years following the year of the grant. Portions of the grant not vested may be subject to forfeiture under certain conditions.

(2) Other annual compensation for the year ended December 31, 2000 includes amounts in respect of reimbursement for certain travel expenses, property management, utilities, club dues, cost of living allowances, education expenses (with respect to Messrs. Fallon and Higginbottom only), and also includes housing expenses of $40,634, $75,359, $105,688, $79,500, $69,750 and $96,250 for Messrs. Dowling, Bryce, Cozens, Fallon, Weale and Higginbottom, respectively.

(3) Mr. Dowling elected to take early retirement, effective July 31, 2000.

(4) Represents Company contributions to the IPCRe Defined Contribution Retirement Plan. See "Executive Compensation -- Pension Benefits".

(5) Represents contributions by the Company pursuant to a deferred compensation agreement. See "Executive Compensation -- Pension Benefits".

STOCK OPTION PLAN

     The following table sets forth information concerning awards of stock options under the Company's Stock Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                         ----------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF                                                         ANNUAL RATE OF
                           COMMON      PERCENT OF                                        COMMON SHARE PRICE
                           SHARES     TOTAL OPTIONS                                       APPRECIATION FOR
                         UNDERLYING    AWARDED TO     EXERCISE OR                            OPTION TERM
                          OPTIONS     EMPLOYEES IN    BASE PRICE      EXPIRATION        ---------------------
NAME                      GRANTED      FISCAL 1998     PER SHARE        DATE(1)            5%          10%
----                     ----------   -------------   -----------   ---------------     ---------   ---------
John P. Dowling........    20,000         18.3%         $15.375     January 3, 2010(2)  $193,385    $490,076
James P. Bryce.........    17,000         15.6%         $15.375     January 3, 2010      164,377     416,564
James P. Bryce.........    10,000          9.2%         $13.375        July 3, 2010(3)    84,115     213,163
Peter J.A. Cozens......    10,000          9.2%         $15.375     January 3, 2010       96,693     245,038
Stephen F. Fallon......    17,000         15.6%         $15.375     January 3, 2010      164,377     416,564
John R. Weale..........     6,000          5.5%         $15.375     January 3, 2010       58,016     147,023
Dennis J.
  Higginbottom.........     6,000          5.5%         $15.375     January 3, 2010       58,016     147,023

---------------

(1) Except as otherwise noted, the options listed above were granted on January 3, 2000. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. All options become exercisable once vested.

(2) As a consequence of his retirement, unexercised options granted to Mr. Dowling expired on January 31, 2001.

(3) This option was granted on July 3, 2000.

     The following table sets forth information concerning the number of unexpired stock options outstanding at December 31, 2000 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers. No options were exercised in the last fiscal year by such officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER
                                    31, 2000

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED               VALUE OF
                                                                OPTIONS AT FISCAL         UNEXERCISED IN-THE-MONEY
                               SHARES ACQUIRED    VALUE       YEAR-END EXERCISABLE/      OPTIONS AT FISCAL YEAR-END
NAME                             ON EXERCISE     REALIZED         UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
----                           ---------------   --------   -------------------------   ----------------------------
John P. Dowling..............         0             $0            32,359/38,250                $69,616/112,500
James P. Bryce...............         0             $0            19,844/42,250                $36,099/171,875
Peter J.A. Cozens............         0             $0            13,124/19,532                 $25,783/56,250
Stephen Fallon...............         0             $0             2,875/21,875                      $0/95,625
John R. Weale................         0             $0             5,375/11,375                   6,690/33,750
Dennis J. Higginbottom.......         0             $0             8,219/11,500                 $15,472/33,750

---------------

(1) Aggregate market value based on the closing sale price of Common Shares of $21.00 on December 31, 2000 less the aggregate exercise price.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 2000, Mr. Bryce's covered compensation was $76,200. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age
65. Mr. Bryce had 15.75 years of credited service at December 31, 2000.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). Benefits under this plan will also be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 21,004    $ 28,005    $ 35,006    $ 42,008    $ 49,009
 150,000............................    26,348      35,130      43,913      52,695      61,478
 175,000............................    31,691      42,255      52,819      63,383      73,946
 200,000............................    37,035      49,380      61,725      74,070      86,415
 225,000............................    42,379      56,505      70,631      84,758      98,884
 250,000............................    47,723      63,630      79,538      95,445     111,353
 300,000............................    58,410      77,880      97,350     116,820     136,290
 400,000............................    79,785     106,380     132,975     159,570     186,165
 450,000............................    90,473     120,630     150,788     180,945     211,103
 500,000............................   101,160     134,880     168,600     202,320     236,040

     Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from March 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
5.75 years of credited service at December 31, 2000.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 31,313    $ 41,750    $ 52,188    $ 62,625    $ 73,063
 150,000............................    37,575      50,100      62,625      75,150      87,675
 175,000............................    43,838      58,450      73,063      87,675     102,288
 200,000............................    50,100      66,800      83,500     100,200     116,900
 225,000............................    56,363      75,150      93,938     112,725     131,513
 250,000............................    62,625      83,500     104,375     125,250     146,125
 300,000............................    75,150     100,200     125,250     150,300     175,350
 400,000............................   100,200     133,600     167,000     200,400     233,800
 450,000............................   112,725     150,300     187,875     225,450     263,025
 500,000............................   125,250     167,000     208,750     250,500     292,250

     MR. HIGGINBOTTOM. Pursuant to an individual pension arrangement with IPCRe, Mr. Higginbottom is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 1.75% of average base pay (defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65) multiplied by his years of credited service from April 1, 1980 (the date from which Mr. Higginbottom's credited service had previously been calculated under the American International Overseas Pension Plan (the "AIO Plan") in which Mr. Higginbottom participated until December 31, 1995). Compensation under Mr. Higginbottom's pension arrangement only includes base pay. Mr. Higginbottom had
20.75 years of credited service at December 31, 2000. The following table shows the estimated annual retirement benefits that would be payable to Mr. Higginbottom assuming normal retirement (age 65). There will be no offset applied against the benefit amount unless Mr. Higginbottom becomes entitled to benefits under a governmental system (which, at present, he is not), except that benefits under this plan will be reduced by $22,365 of annual benefits that Mr. Higginbottom will receive under the AIO Plan referred to above.

                        HIGGINBOTTOM PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 32,813    $ 43,750    $ 54,688    $ 65,625    $ 76,563
 150,000............................    39,375      52,500      65,625      78,750      91,875
 175,000............................    45,938      61,250      76,563      91,875     107,188
 200,000............................    52,500      70,000      87,500     105,000     122,500
 225,000............................    59,063      78,750      98,438     118,125     137,813
 250,000............................    65,625      87,500     109,375     131,250     153,125
 300,000............................    78,750     105,000     131,250     157,500     183,750
 400,000............................   105,000     140,000     175,000     210,000     245,000
 450,000............................   118,125     157,500     196,875     236,250     275,625
 500,000............................   131,250     175,000     218,750     262,500     306,250

     DEFINED CONTRIBUTION RETIREMENT PLAN. From December 1, 1995, Mr. Dowling has been eligible to participate in the IPCRe Defined Contribution Retirement Plan. Messrs. Weale and Fallon have been eligible to participate in this plan since January 1, 1997 and May 1, 1998, respectively. Pursuant to this plan, which is not intended to qualify for tax-favoured treatment under the U.S. Internal Revenue Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and the Company's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of your Board of Directors has responsibility for determining the compensation of the Company's officers. None of the members of the Compensation Committee was an employee of the Company. Mr. Johnson is President and Chief Executive Officer of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $2.3 million and $2.5 million, respectively, for the years ended December 31, 2000 and 1999 for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of your Board of Directors is comprised solely of non-employee directors. The Compensation Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies world-wide, although primarily with companies based in North America and the United Kingdom.

     Each executive's total compensation is generally comprised of four components: base salary, certain expense allowances, annual bonus awards and stock option awards. The objectives of the Compensation Committee in determining the amount of cash compensation for each executive officer are to provide a level of base salary which will allow the Company to attract and retain experienced and talented personnel, and to align the executive officers' interest with the success of the Company through the payment of a bonus based on individual performance and the performance of the Company. The Compensation Committee also takes into account the awards, if any, made by the Stock Option and Stock Purchase Committee.

     The Compensation Committee did not apply any specific formula but considered generally the compensation practices of other reinsurers through a review of public information and surveys. The Compensation Committee's deliberations were made in light of the Company's financial performance, the maintenance of the A+ (Superior) rating from A.M. Best Company, the maintenance of the A+ rating from Standard and Poor's, and the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee believes that the continued financial success of the Company has been largely attributable to the performance and leadership of senior management. Accordingly, the Company's President and Chief Executive Officer, John P. Dowling, was granted an increase in base salary from $475,000 in 1999 to $525,000 per annum for 2000. In determining Mr. Dowling's total compensation for 2000, the Compensation Committee considered the financial performance of the Company. Mr. Dowling was also granted options to purchase 20,000 Common Shares of the Company effective January 3, 2000, 25% of which became exercisable on January 3, 2001, with the balance being forfeited on January 31, 2001 as a consequence of Mr. Dowling's election to take early retirement.

     Effective January 1, 2000 Mr. Bryce was granted an increase in base salary from $274,800 in 1999 to $286,000 and was also granted options to purchase 17,000 Common Shares of the Company effective January 3, 2000, 25% of which will become exercisable on January 3, 2001, and 25% of which will become exercisable on each of January 3, 2002, January 3, 2003 and January 3, 2004. In consideration of his election as President and Chief Executive Officer, effective July 1, 2000 Mr. Bryce was granted an increase in base salary from $286,000 to $350,000 per annum for 2000, together with a cash bonus for 2000 of $75,000. Mr. Bryce was also granted options to purchase 10,000 Common Shares of the Company effective July 3, 2000, 25% of which will become exercisable on July 3, 2001, and 25% of which will become exercisable on each of July 3, 2002, July 3, 2003 and July 3, 2004.

Joseph C.H. Johnson
Dr. the Honourable Clarence Eldridge James
Frank Mutch

AUDIT COMMITTEE REPORT

     The role of the Audit Committee, comprised of Messrs. Fisher, Johnson, Mutch and Pilling for the year ended December 31, 2000, is to assist the Board of Directors in its oversight of IPC's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee, except Mr. Johnson, are "independent", as required by applicable listing standards of the Nasdaq National Market. In addition to his position as President and Chief Executive Officer of AICL, which provides administrative services to IPC and which is a wholly-owned subsidiary of AIG, Mr. Johnson is an officer and director of several other AIG affiliates and subsidiaries. The Board of Directors has determined that Mr. Johnson can make a valuable contribution as a member of the Audit Committee, due to his experience of dealing with audit-related matters as a President and Chief Executive Officer for more than twenty years.

     The Committee operates pursuant to a Charter that was last amended and restated by the Board on April 9, 2001, a copy of which is attached to this Proxy Statement as an Appendix. As set forth in the Audit Committee's Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC's financial statements, IPC's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of IPC's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that IPC's auditors are in fact "independent".

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in IPC's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

F. Mutch
R.S. Fisher
J.C.H. Johnson
A.M. Pilling

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), Standard & Poor's Property-Casualty Industry Group Stock Price Index ("S&P Property and Casualty") and SNL Securities' Insurance Index -- Property and Casualty ("SNL Property & Casualty") for the period beginning on March 8, 1996 (the second day of public trading for the Common Shares) and ending on December 31, 2000, assuming $100 was invested on March 8, 1996. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

                   CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

                                  [LINE GRAPH]

--------------------------------------------------------------------------------------
                       03/08/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------
 IPC Holdings, Ltd.     100.00     107.97     174.47     135.13      91.62     129.34

 S&P 500                100.00     118.93     158.63     203.91     246.82     224.34

 SNL Property and
  Casualty              100.00     122.10     175.48     169.84     126.28     181.11

 S&P Property and
  Casualty              100.00     122.24     174.29     158.44     115.08     175.56


     The performance graph above displays a new index this year, the SNL Property and Casualty Index. The Company intends to use the SNL Property and Casualty Index in place of the S&P Property and Casualty Index for its performance graphs in future proxy statements. The Company decided to make this change because it determined that, at the present time, the SNL Property and Casualty Index is more readily accessible to individual shareholders over the Internet than the S&P index. The Company cannot predict whether the SNL index will continue to be available in the future, but the Company intends to evaluate any changes in accessibility when it becomes aware of them.

                   APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND
                    AUTHORIZATION TO SET THEIR COMPENSATION
                             (ITEM C ON PROXY CARD)

     The appointment of independent accountants is subject to approval annually by the Company's shareholders. Arthur Andersen has served as IPC's accountants since 1993. Representatives of Arthur Andersen will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, Arthur Andersen will serve until the Company's next Annual General Meeting for such compensation as the Audit Committee of your Board of Directors shall determine.


     The fees billed by Arthur Andersen for services rendered for the fiscal year ended December 31, 2000 include the following:



     AUDIT FEES. The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $119,900.



     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen to the Company for professional services rendered for information technology services related to financial information system design and implementation for the fiscal year ended December 31, 2000.



     ALL OTHER FEES. The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under 'Audit Fees', for the fiscal year ended December 31, 2000 were $12,582.


     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE COMPENSATION OF THE INDEPENDENT ACCOUNTANTS.

             SHAREHOLDER PROPOSALS FOR 2002 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2002 Annual General Meeting, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08 Bermuda. Under the rules of the Commission, proposals must be received no later than December 30, 2001 to be eligible for inclusion in the 2002 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2002 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by March 15, 2002.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 2000 Annual General Meeting, your Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. The Company believes that during 2000 all filing requirements applicable to its officers and directors were complied with.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 2000, FILED WITH THE COMMISSION. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION DENNIS J. HIGGINBOTTOM, SECRETARY. Each such request must include a representation that, as of April 4, 2001, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

                                  APPENDIX (A)

                               IPC HOLDINGS, LTD.
                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall "not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc."(*), as such requirements are interpreted by the Board of Directors in its business judgment.

II Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

        1. in its oversight of the Company's accounting and financial reporting principles and policies, controls and procedures;

        2. in its oversight of the Company's financial statements and the independent audit thereof;

        3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), and

        4.  in evaluating the independence of the outside auditors.

        The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

        The outside auditors for the Company are ultimately accountable to the shareholders and the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement). The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and

---------------

* NASDAQ requirement
        the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

        The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements, the Bermuda Statutory Return, the quarterly financial results and other matters as set forth in Article IV. The Audit Committee should meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

        1.  with respect to the outside auditor,

           (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

           (ii) to review the fees charged by the outside auditors for audit and non-audit services;

           (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

           (iv) if applicable, to consider whether the outside auditors provision of (a) information technology consulting services relating to financial information system design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

           (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the shareholders, the Board of Directors and Audit Committee;

        2.  with respect to financial reporting principles and policies,

           (vi) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

           (vii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                   - deficiencies noted in the audit in the design or operation of internal controls;

                   - consideration of fraud in a financial statement audit;

                   - detection of illegal acts;

                   - the outside auditor's responsibility under generally
                     accepted auditing standards;

                   - significant accounting policies;

                   - management judgments and accounting estimates;

                   - adjustments arising from the audit;

                   - the responsibility of the outside auditor for other
                     information in documents containing audited financial statements;

                   - disagreements with management;

                   - consultation by management with other accountants;

                   - major issues discussed with management prior to retention of the outside auditor;

                   - difficulties encountered with management in performing the audit;

                   - the outside auditor's judgments about the quality of the entity's accounting principles; and

                   - reviews of interim financial information conducted by the outside auditor;

           (iii)     to meet with management and/or the outside auditors:

                   - to discuss the scope of the annual audit;

                   - to discuss the audited financial statements;

                   - to discuss the Bermuda Statutory Return;

                   - to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management or the outside auditors, relating to the Company's financial statements;

                   - to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

                   - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management;

                   - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

           (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

           (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies;

        3.  with respect to reporting and recommendations,

          (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

          (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

          (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

PROXY                                                                      PROXY

                               IPC HOLDINGS, LTD.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING
   OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2001 (THE "ANNUAL GENERAL MEETING").

    The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on April 4, 2001 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                               IPC HOLDINGS, LTD.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES AND EACH
                         OF THE PROPOSALS LISTED BELOW


1. Item A - Approval of Amendments to Bye-Law 11. Election of Directors; Approval to Fill Vacancy Following the Annual Meeting: to approve amendments to Bye-Law 11. Election of Directors to allow the Board of Directors discretion to determine the number of directors for election at the Annual General Meeting and to grant the Board of Directors authority to fill vacancies remaining following
the Annual General Meeting. For     Against   Abstain
                            [ ]       [ ]       [ ]

2. Item B - Election of Nominees: to elect Directors of the Company to hold office until the Company's next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

                                                       For     Withheld  For All
                                                       All       All      Except

                                                       [ ]       [ ]       [ ]


IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE
FOR ALL EXCEPT BOX AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME. Your shares will be voted for the remaining nominees. Shareholders are entitled to vote cumulatively in the election of directors and may (but need not) indicate the distribution of their votes among the nominees in the space provided below.

(1) Joseph C.H. Johnson                         (2) James P. Bryce         (3) Russell S. Fisher
(4) Dr. the Honourable Clarence Eldridge James  (5) Frank Mutch            (6) Anthony MacLeod Pilling


3. Item C - Appointment and Remuneration of Independent Accountants: to reappoint the firm of Arthur Andersen as the Company's independent accountants to serve until the Company's next Annual General Meeting of Shareholders and to authorize the Audit Committee to set the compensation for the Company's independent accountants.
                                                       For     Against   Abstain

                                                       [ ]       [ ]       [ ]



                                 PLEASE VOTE, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Dated:__________________________________, 2001

                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Signature (if held jointly)

                                 Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -